UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2012 (December 24, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), entered into an underwriting agreement, dated December 6, 2012 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Jefferies & Company, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”) in connection with the sale by Acadia and the Selling Stockholders (the “Offering”) of an aggregate of 10,576,623 shares (the “Firm Shares”) of Acadia’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $22.50 per share (the “Public Offering Price”). Pursuant to the Underwriting Agreement, Acadia and certain of the Selling Stockholders granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 1,583,153 shares of Common Stock (the “Option Shares”), which includes up to 1,050,000 additional shares from Acadia and up to 533,153 additional shares from certain of the Selling Stockholders, at the Public Offering Price. The sale of the Firm Shares was completed on December 12, 2012.

On December 19, 2012, the Underwriters exercised their option to purchase all of the Option Shares, and the sale of the Option Shares was completed on December 24, 2012. The total net proceeds from the offering to Acadia, after underwriting discounts and commissions and estimated offering expenses, were approximately $173.0 million, including approximately $22.7 million from the exercise of the Underwriters’ option. Acadia intends to use the net proceeds principally to fund its acquisition strategy, particularly the planned acquisitions of Behavioral Centers of America, LLC and AmiCare Behavioral Centers, LLC, and otherwise for general corporate purposes, which may include the repayment of debt under Acadia’s senior secured credit facility. Acadia did not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

On December 26, 2012, Acadia issued a press release announcing the closing of the sale of the Option Shares. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99	Press release of Acadia Healthcare Company, Inc., dated December 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: December 26, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of Acadia Healthcare Company, Inc., dated December 26, 2012